Exhibit 23.15

CONSENT OF DANIEL KAPOSTASY

The undersigned hereby consents to:
(i)the filing of the written disclosure regarding certain scientific or technical information concerning mineral projects (the “Technical Disclosure”) contained in the Annual Report on Form 10-K for the period ended December 31, 2020 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statements (File Nos. 333-253666, 333-226878 and 333-228158), and any amendments thereto (the “S-3s”);

(iii)the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-226654), and any amendments thereto (the “S-8s”); and

(iv)the use of my name in the 10-K, the S-3s, and the S-8s.

/s/ Daniel Kapostasy
Daniel Kapostasy
Chief Geologist, Conventional Mining of Energy Fuels Inc.

Date: March 22, 2021